Exhibit 99.1

Rubicon Project CEO and Founder Addresses B. Riley & Co. Investor Conference;

Company Reiterates Q2 and Full Year 2016 Guidance

LOS ANGELES — May 26, 2016 — Rubicon Project (NYSE: RUBI), which operates one of the largest advertising marketplaces in the world, today released highlights and the full recording of CEO and Founder Frank Addante’s address to the 17th Annual B. Riley & Co. Investor Conference held yesterday in Los Angeles, CA. Following the conference, the company reiterated its Q2 and Full Year 2016 financial guidance previously provided in its Q1 2016 earnings press release and conference call on May 3, 2016.

During the 30 minute fireside chat with B. Riley & Co. Senior Equity Analyst Sameet Sinha, Addante addressed questions about the future of the advertising sector and discussed the strong growth prospects for Rubicon Project, including its positioning for long term success.

Specifically, Addante stressed the future opportunities for the advertising industry and discussed why he believes that Rubicon Project’s marketplace business, its strong mobile and video offerings, innovative technology and expansive scale - reaching an estimated 1 billion consumers globally - uniquely positions the company for continued growth.

A full audio recording of the fireside chat is available by visiting the conference website at http://www.wsw.com/webcast/brileyco17/register.aspx?conf=brileyco17&page=rubi&url=http://www.wsw.com/webcast/brileyco17/rubi/index.aspx.

About Rubicon Project

Founded in 2007, Rubicon Project’s mission is to keep the Internet free and open and fuel its growth by making it easy and safe to buy and sell advertising. Rubicon Project pioneered advertising automation technology to enable the world’s leading brands, content creators and application developers to trade and protect trillions of advertising requests each month and to improve the advertising experiences of consumers. Rubicon Project is a publicly traded company (NYSE: RUBI) headquartered in Los Angeles, California.

Forward Looking Statements

This press release and management’s conference remarks include forward-looking statements, including without limitation reiteration of earlier guidance and other statements concerning our anticipated performance, as well as comments about prospects for the ad tech sector and Rubicon Project. Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, large buyers; the effect on the advertising market and our business of difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner in response to client demands and industry trends, including shift in digital advertising growth from display to mobile channels; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, orders, automated guaranteed, video, and intent marketing solutions; our ability to maintain a supply of advertising inventory from sellers; uncertainty of our estimates and assumptions about the mix of gross and net reported transactions; declining take rate; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google) where we are unable to participate; the effects of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors, and our ability to differentiate our offerings, compete effectively and to maintain our pricing and take rate; requests from buyers and sellers for discounts, fee concessions, or revisions, rebates, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate and integrate future acquisitions of or investments in complementary companies or technologies and our ability to identify such companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. The reiteration of guidance in this press release is not an indication of any intent or commitment to reiterate any guidance in the future. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Contact

For Investors:

Erik Randerson

424-320-2133

eranderson@rubiconproject.com

For Media:

Eric Bonach

310-207-0272

press@rubiconproject.com